            23(d)(22) Amendment to Investment Sub-Advisory Agreement
           T. Rowe Price Equity Income and T. Rowe Price Growth Stock

                   AMENDMENT TO SUB-ADVISORY AGREEMENT BETWEEN
                      TRANSAMERICA FUND ADVISORS, INC. AND
                         T. ROWE PRICE ASSOCIATES, INC.

THIS AMENDMENT is made as of January 1, 2006 to the Sub-Advisory Agreement dated May 1, 2002, as amended, between Transamerica Fund Advisors, Inc. and T. Rowe Price Associates, Inc., on behalf of T. Rowe Price Equity Income (the "Fund"), a separate series of AEGON/Transamerica Series Trust. In consideration of the mutual covenants contained herein, the parties agree as follows:

     COMPENSATION. Effective January 1, 2006, the sub-advisory fee rate for the Fund is as follows:

          0.40% of the first $250 million of average daily net assets; 0.375% over $250 million up to $500 million; and 0.35% of average daily net assets in excess of $500 million

In all other respects, the Sub-Advisory Agreement dated May 1, 2002, as amended, is confirmed and remains in full force and effect.

The parties hereto have caused this amendment to be executed as of January 1, 2006.

                                        TRANSAMERICA FUND ADVISORS, INC.


                                        By:
                                            ------------------------------------
                                        Name: T. Gregory Reymann, II
                                        Title: Vice President


                                        T. ROWE PRICE ASSOCIATES, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                   AMENDMENT TO SUB-ADVISORY AGREEMENT BETWEEN
                      TRANSAMERICA FUND ADVISORS, INC. AND
                         T. ROWE PRICE ASSOCIATES, INC.

THIS AMENDMENT is made as of January 1, 2006 to the Sub-Advisory Agreement dated May 1, 2002, as amended, between Transamerica Fund Advisors, Inc. and T. Rowe Price Associates, Inc., on behalf of T. Rowe Price Growth Stock (the "Fund"), a separate series of AEGON/Transamerica Series Trust. In consideration of the mutual covenants contained herein, the parties agree as follows:

     COMPENSATION. Effective January 1, 2006, the sub-advisory fee rate for the Fund is as follows:

          0.40% of the first $250 million of average daily net assets; 0.375% over $250 million up to $500 million; and 0.35% of average daily net assets in excess of $500 million

In all other respects, the Sub-Advisory Agreement dated May 1, 2002, as amended, is confirmed and remains in full force and effect.

The parties hereto have caused this amendment to be executed as of January 1, 2006.

                                        TRANSAMERICA FUND ADVISORS, INC.


                                        By:
                                            ------------------------------------
                                        Name: T. Gregory Reymann, II
                                        Title: Vice President


                                        T. ROWE PRICE ASSOCIATES, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------